Shutterfly Announces Third Quarter 2016 Financial Results

●	Third quarter 2016 net revenues increase 12% year-over-year

●	Shutterfly Business Solutions segment revenues increase 47% year-over-year

REDWOOD CITY, Calif. October 26, 2016 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, today announced financial results for the third quarter ended September 30, 2016.

“We delivered a solid performance in the third quarter led by continued growth in the Shutterfly brand and the Shutterfly Business Solutions segment,” said Christopher North, President and Chief Executive Officer. “At the same time, we delivered two key projects for 2016: the migration of our most active customers to our fully featured cloud management service, the All-New Shutterfly Photos; and the update of the Shutterfly mobile app for iOS and Android, which adds cards & stationery to the apps and simplifies product creation dramatically. We’ve also completed extensive preparations for our peak season, including launching a number of new holiday products and installing the latest generation of high-end digital printers. All of these improvements build on 17 years of focused innovation, ensuring that Shutterfly remains the best place for consumers to preserve and share their most important memories.”

Third Quarter 2016 Financial Highlights

●	Net revenues totaled $187.3 million, a 12% year-over-year increase.

●	Consumer net revenues totaled $144.1 million, a 4% year-over-year increase.

●	Shutterfly Business Solutions net revenues totaled $43.2 million, a 47% year-over-year increase.

●	Gross profit margin was 37.1% of net revenues compared to 35.5% in the third quarter of 2015.

●	Operating expenses totaled $111.4 million compared to $108.6 million in the third quarter of 2015.

●	Operating loss totaled $(41.8) million compared to a loss of $(49.1) million in the third quarter of 2015.

●	Net loss was $(29.2) million compared to $(63.1) million in the third quarter of 2015.

●	Net loss per share was $(0.86) compared to $(1.73) in the third quarter of 2015.

●	Adjusted EBITDA loss was $(2.0) million compared to $(4.4) million in the third quarter of 2015.

●	At September 30, 2016, cash and investments totaled $109.0 million.

●
In the third quarter of 2016, the Company repurchased 263,452 shares for $12.7 million, at an average price of $48.08 under its share repurchase program. Share repurchases in the first nine months of 2016 totaled 2.1 million shares. As of September 30, 2016, $104.4 million remained authorized under the repurchase program.

Third Quarter 2016 Consumer Operating Metrics

●	Transacting customers totaled 3.2 million, an increase of 1% year-over-year.

●	Orders totaled 5.4 million, an increase of 1% year-over-year.

●	Average order value was $26.71, an increase of 3% year-over-year.

Business Outlook
Fourth Quarter 2016:

●	Net revenues to range from $557.0 million to $587.0 million, a year-over-year increase of 1.6% to 7.1%.

●	Net revenues are expected to increase 4.3% to 9.9% when normalized for the SBS shipping pass-thru revenue of $14.0 million in the fourth quarter of 2015.

●	Gross profit margin to range from 61.6% to 61.8% of net revenues.

●	Operating income to range from $150.5 million to $165.3 million.

●	Effective tax rate to range from 38.0% to 38.5%.

●	Net income per share to range from $2.57 to $2.86.

●	Weighted average shares of approximately 34.6 million.

●	Adjusted EBITDA to range from $196.3 million to $209.2 million.

Full Year 2016:

●	Net revenues to range from $1.130 billion to $1.160 billion, a year-over-year increase of 6.7% to 9.5%.

●	Gross profit margin to range from 51.3% to 51.7% of net revenues.

●	Operating income to range from $45.9 million to $60.6 million.

●	Effective tax rate to range from 38.5% to 39.5%.

●	Net income per share to range from $0.40 to $0.66.

●	Weighted average shares of approximately 35.3 million.

●	Adjusted EBITDA to range from $210.0 million to $222.9 million, or 18.6% to 19.2% of net revenues.

●	Free cash flow, defined as adjusted EBITDA less capital expenditures, to range from $135.0 million to $137.9 million.

●	Capital expenditures to range from 6.6% to 7.3% of net revenues.

Notes to the Third Quarter 2016 Financial Results and Operating Metrics and 2016 Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
Free cash flow is a non-GAAP financial measure that the Company defines as adjusted EBITDA less purchases of property, plant, and equipment and capitalization of software development costs.
Consumer segment includes net revenues from stationery and greeting cards, photo books, calendars and photo-based merchandise, photo prints, and the related shipping revenues and rental revenue. Consumer also includes net revenues from advertising and sponsorship programs.
Shutterfly Business Solutions (SBS) includes net revenues primarily from variable, four-color direct marketing collateral manufactured and fulfilled for business customers.
Average Order Value (AOV) is defined as total net revenues (excluding SBS) divided by total orders.
The foregoing financial guidance replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Third Quarter Conference Call
Management will review the third quarter 2016 financial results and its expectations for the fourth quarter and full year 2016 on a conference call on Wednesday, October 26, 2016 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial (888) 317-6003 or (412) 317-6061, and enter the conference access code 2524721.  The webcast will be archived and available at http://www.shutterflyinc.com in the investor relations section.  A replay of the conference call will be available through Wednesday, November 9, 2016. To hear the replay, please dial (877) 344-7529 or (412) 317-0088, and enter access code 10094631.

Non-GAAP Financial Information
This press release contains non-GAAP financial measures.  Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP gross profit margin, non-GAAP operating income (loss) and operating margin, adjusted EBITDA, and free cash flow. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), or net income (loss) determined in accordance with GAAP. For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's Web site at www.sec.gov.

Notice Regarding Forward-Looking Statements
This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding the Company's growth and financial expectations for the fourth quarter and full year 2016 set forth under the caption "Business Outlook," and statements about historical results that may suggest trends for our business. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; changes in consumer discretionary spending as a result of the macroeconomic environment; the loss of sales partners for our products; our ability to expand our customer base, increase sales to existing customers and meet production requirements; our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop and implement innovative, new products and services on a timely and cost-effective basis, including our next generation Shutterfly platform; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; and competition and pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of the Company's most recent Form 10-K and Form 10-Q, and the Company's other filings, which are available on the Securities and Exchange Commission's website at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; BorrowLenses, the premier online marketplace for photographic and video equipment rentals; and GrooveBook, an iPhone and Android app and subscription service that prints up to 100 mobile phone photos in a GrooveBook and mails it to customers every month. For more information about Shutterfly, Inc. (SFLY), visit www.shutterflyinc.com.

Contacts Investor Relations: Shawn Tabak, 650-610-6026 stabak@shutterfly.com	Media Relations: Gretchen Sloan, 650-610-5276 gsloan@shutterfly.com

Shutterfly, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net revenues	$187,328	$167,492	$572,998	$511,349
Cost of net revenues	117,754	107,991	336,069	299,345
Gross profit	69,574	59,501	236,929	212,004
Operating expenses:
Technology and development	43,284	38,066	122,866	111,928
Sales and marketing	41,903	43,052	135,284	138,028
General and administrative	26,181	27,449	83,462	85,730
Total operating expenses	111,368	108,567	341,612	335,686
Loss from operations	(41,794)	(49,066)	(104,683)	(123,682)
Interest expense	(5,726)	(5,613)	(17,062)	(15,334)
Interest and other income, net	130	433	379	655
Loss before income taxes	(47,390)	(54,246)	(121,366)	(138,361)
Benefit from (provision for) income taxes	18,235	(8,831)	46,290	6,404
Net loss	$(29,155)	$(63,077)	$(75,076)	$(131,957)

Net loss per share - basic and diluted	$(0.86)	$(1.73)	$(2.19)	$(3.54)

Weighted-average shares outstanding - basic and diluted	33,932	36,369	34,235	37,291

Stock-based compensation is allocated as follows:
Cost of net revenues	$1,131	$952	$3,436	$3,145
Technology and development	2,725	2,443	5,696	7,744
Sales and marketing	3,664	5,329	11,697	17,202
General and administrative	4,694	7,032	12,459	21,740
	$12,214	$15,756	$33,288	$49,831

Depreciation and amortization is allocated as follows:
Cost of net revenues	$14,063	$13,287	$41,447	$38,663
Technology and development	8,184	8,515	25,007	24,355
Sales and marketing	3,174	4,727	11,582	14,408
General and administrative	2,166	2,404	7,022	6,807
	$27,587	$28,933	$85,058	$84,233

Shutterfly, Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$60,212	$288,863
Short-term investments	32,643	22,918
Accounts receivable, net	44,759	55,222
Inventories	11,351	13,466
Prepaid expenses and other current assets	90,047	31,828
Total current assets	239,012	412,297
Long-term investments	16,114	29,005
Property and equipment, net	292,782	281,779
Intangible assets, net	47,501	62,323
Goodwill	408,975	408,975
Other assets	13,554	10,948
Total assets	$1,017,938	$1,205,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,865	$35,329
Accrued liabilities	88,233	149,134
Deferred revenue, current portion	22,082	27,329
Total current liabilities	128,180	211,792
Convertible senior notes, net	275,108	264,361
Other liabilities	137,603	123,112
Total liabilities	540,891	599,265
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 33,865 and 34,777 shares issued and outstanding on September 30, 2016 and December 31, 2015, respectively	3	4
Additional paid-in capital	937,026	900,218
Accumulated other comprehensive income (loss)	24	(68)
Accumulated deficit	(460,006)	(294,092)
Total stockholders' equity	477,047	606,062
Total liabilities and stockholders' equity	$1,017,938	$1,205,327

Shutterfly, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(75,076)	$(131,957)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	69,314	63,435
Amortization of intangible assets	15,744	20,798
Amortization of debt discount and transaction costs	10,747	10,163
Stock-based compensation	33,288	49,831
Loss on disposal of property and equipment	378	1,475
Deferred income taxes	5,786	(14,414)
Tax benefit from stock-based compensation	263	13,041
Excess tax benefits from stock-based compensation	(886)	(13,666)
Changes in operating assets and liabilities:
Accounts receivable	10,463	(17,797)
Inventories	2,115	1,406
Prepaid expenses and other assets	(61,113)	(12,146)
Accounts payable	(15,105)	(14,157)
Accrued and other liabilities	(67,806)	(63,712)
Net cash used in operating activities	(71,888)	(107,700)

Cash flows from investing activities:
Purchases of property and equipment	(43,733)	(46,448)
Capitalization of software and website development costs	(27,136)	(15,448)
Purchases of investments	(21,891)	(4,400)
Proceeds from the maturities of investments	25,070	52,460
Proceeds from sale of property and equipment	14,071	1,128
Acquisition of business and intangible assets, net of cash acquired	—	(127)
Net cash used in investing activities	(53,619)	(12,835)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	1,935	2,670
Repurchases of common stock	(90,837)	(134,084)
Excess tax benefits from stock-based compensation	886	13,666
Principal payments of capital lease and financing obligations	(15,128)	(8,988)
Prepayment of accelerated share repurchase	—	(75,000)
Refund of accelerated share repurchase	—	38,179
Net cash used in financing activities	(103,144)	(163,557)

Net decrease in cash and cash equivalents	(228,651)	(284,092)
Cash and cash equivalents, beginning of period	288,863	380,543
Cash and cash equivalents, end of period	$60,212	$96,451

Supplemental schedule of non-cash investing / financing activities:
Net decrease in accrued purchases of property and equipment	$(1,274)	$(154)
Net increase (decrease) in accrued capitalized software and website development costs	(97)	363
Stock-based compensation capitalized with software and website development costs	1,322	1,001
Increase in estimated fair market value of buildings under build-to-suit leases	—	17,161
Property and equipment acquired under capital leases	23,946	29,097

Shutterfly, Inc.
Consumer Metrics Disclosure

	Three Months Ended
	September 30,
	2016	2015
Consumer Metrics
Customers	3,150,894	3,112,094
year-over-year growth	1%

Orders	5,394,902	5,343,650
year-over-year growth	1%

Average order value*	$26.71	$25.83
year-over-year growth	3%

* Average order value excludes Shutterfly Business Solutions revenue.

Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Consumer
Net revenues	$144,074	$138,025	$476,072	$458,087
Cost of net revenues	84,825	82,760	256,438	246,925
Gross profit	59,249	55,265	219,634	211,162
Consumer gross profit margin	41.1%	40.0%	46.1%	46.1%

Shutterfly Business Solutions (SBS)
Net revenues	43,254	29,467	96,926	53,262
Cost of net revenues	30,389	22,566	71,909	42,699
Gross profit	12,865	6,901	25,017	10,563
SBS gross profit margin	29.7%	23.4%	25.8%	19.8%

Corporate (1)
Net revenues	—	—	—	—
Cost of net revenues	2,540	2,665	7,722	9,721
Gross profit	(2,540)	(2,665)	(7,722)	(9,721)

Consolidated
Net revenues	187,328	167,492	572,998	511,349
Cost of net revenues	117,754	107,991	336,069	299,345
Gross profit	$69,574	$59,501	$236,929	$212,004

Gross profit margin	37.1%	35.5%	41.3%	41.5%

(1) Corporate category includes activities that are not directly attributable or allocable to a specific segment. This category consists of stock-based compensation and amortization of intangible assets.

Shutterfly, Inc.
Reconciliation of GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2015	2015	2015	2015	2016	2016	2016	2015

GAAP gross profit	$65,271	$87,232	$59,501	$319,347	$72,986	$94,369	$69,574	$531,351
Stock-based compensation	1,192	1,001	952	989	1,224	1,081	1,131	4,134
Amortization of intangible assets	2,849	2,014	1,713	1,526	1,452	1,424	1,409	8,102
Non-GAAP gross profit	$69,312	$90,247	$62,166	$321,862	$75,662	$96,874	$72,114	$543,587

Non-GAAP gross profit margin	43%	49%	37%	59%	42%	47%	38%	51%

Shutterfly, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2015	2015	2015	2015	2016	2016	2016	2015

GAAP operating income (loss)	$(46,224)	$(28,392)	$(49,066)	$141,947	$(41,814)	$(21,075)	$(41,794)	$18,265
Stock-based compensation	17,760	16,315	15,756	10,627	10,150	10,924	12,214	60,458
Amortization of intangible assets	7,684	6,735	6,379	6,252	6,119	5,074	4,551	27,050
Non-GAAP operating income (loss)	$(20,780)	$(5,342)	$(26,931)	$158,826	$(25,545)	$(5,077)	$(25,029)	$105,773

Non-GAAP operating margin	(13)%	(3)%	(16)%	29%	(14)%	(2)%	(13)%	10%

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2015	2015	2015	2015	2016	2016	2016	2015

GAAP net income (loss)	$(45,103)	$(23,777)	$(63,077)	$131,114	$(29,436)	$(16,485)	$(29,155)	$(843)
Interest expense	4,736	4,985	5,613	5,664	5,675	5,661	5,726	20,998
Interest and other income, net	(102)	(120)	(433)	(89)	(121)	(128)	(130)	(744)
Tax (benefit) provision	(5,755)	(9,480)	8,831	5,258	(17,932)	(10,123)	(18,235)	(1,146)
Depreciation and amortization	27,593	27,707	28,933	29,044	29,114	28,357	27,587	113,277
Stock-based compensation	17,760	16,315	15,756	10,627	10,150	10,924	12,214	60,458
Non-GAAP Adjusted EBITDA	$(871)	$15,630	$(4,377)	$181,618	$(2,550)	$18,206	$(1,993)	$192,000

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA and Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2015	2015	2015	2015	2016	2016	2016	2015

Net cash provided by (used in) operating activities	$(107,731)	$22,171	$(22,140)	$272,737	$(83,923)	$16,916	$(4,881)	$165,037
Interest expense	4,736	4,985	5,613	5,664	5,675	5,661	5,726	20,998
Interest and other income, net	(102)	(120)	(433)	(89)	(121)	(128)	(130)	(744)
Tax (benefit) provision	(5,755)	(9,480)	8,831	5,258	(17,932)	(10,123)	(18,235)	(1,146)
Changes in operating assets and liabilities	113,075	(6,803)	134	(87,013)	99,917	2,374	29,155	19,393
Other adjustments	(5,094)	4,877	3,618	(14,939)	(6,166)	3,506	(13,628)	(11,538)
Non-GAAP Adjusted EBITDA	(871)	15,630	(4,377)	181,618	(2,550)	18,206	(1,993)	192,000
Less: Purchases of property and equipment	(13,978)	(17,199)	(15,117)	(12,972)	(5,497)	(22,005)	(14,957)	(59,266)
Less: Capitalized technology & development costs	(4,072)	(5,386)	(6,353)	(6,302)	(8,168)	(10,052)	(8,819)	(22,113)
Add: Capex adjustments [1]	—	—	—	—	—	9,827	—	—
Free cash flow [2]	$(18,921)	$(6,955)	$(25,847)	$162,344	$(16,215)	$(4,024)	$(25,769)	$110,621

[1] In the second quarter of 2016, the Company acquired and immediately sold $9.8 million of printers.
[2] Free cash flow is a non-GAAP measure and is defined as Adjusted EBITDA less capital expenditures.

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures to GAAP Measures
(In millions, except per share amounts)

	Forward-Looking Guidance
	Three Months Ending December 31, 2016		Twelve Months Ending December 31, 2016
	Low	High	Low	High

Net revenues	$557.0	$587.0	$1,130.0	$1,160.0

GAAP gross profit margin	61.6%	61.8%	51.3%	51.7%

GAAP operating income	$150.5	$165.3	$45.9	$60.6
GAAP operating margin	27.0%	28.2%	4.1%	5.2%

GAAP operating income	$150.5	$165.3	$45.9	$60.6
Stock-based compensation	$15.5	$13.6	$48.8	$47.0
Amortization of intangible assets	$4.3	$4.3	$20.1	$20.1
Depreciation	$26.0	$26.0	$95.2	$95.2
Adjusted EBITDA	$196.3	$209.2	$210.0	$222.9
Adjusted EBITDA margin	35.2%	35.6%	18.6%	19.2%

Capital expenditures*			$75.0	$85.0
Capital expenditures as % of net revenues			6.6%	7.3%

Free cash flow**			$135.0	$137.9
Free cash flow as % of net revenues			11.9%	11.9%

Tax rate	38.5%	38.0%	39.5%	38.5%

Diluted earnings per share	$2.57	$2.86	$0.40	$0.66

Weighted average diluted shares	34.6	34.6	35.3	35.3

* Excludes $9.8 million related to printers that were acquired and then immediately sold in the second quarter of 2016.
** Free cash flow is a non-GAAP measure and is defined as Adjusted EBITDA less capital expenditures.